                                   EXHIBIT 11.1

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE

The Company's financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP").

                                       Year Ended       Year Ended
                                      July 31, 2001    July 31, 2000
                                      -------------    -------------
($000's except per share data)

Net income (loss) in accordance
with GAAP                              $    (5,507)      $     1,905
                                       ===========       ===========

Weighted average number
of common shares                        14,296,240        13,159,385
                                       ===========       ===========

Diluted weighted
average number of shares                14,296,240        13,296,988
                                       ===========       ===========

Basic and diluted income
(loss) in accordance with
United States GAAP                     $     (0.39)      $      0.14
                                       ===========       ===========